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                                                                   EXHIBIT 4.7.6

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                   CHANCELLOR MEDIA CORPORATION OF LOS ANGELES

                                   as Obligor

                                       AND

                           the Guarantors named herein

                                       AND

                       U.S. TRUST COMPANY OF TEXAS, N.A.,

                                   as Trustee

                            -------------------------

                          FIFTH SUPPLEMENTAL INDENTURE

                           Dated as of August 23, 1999

                                       to

                                    Indenture

                          Dated as of February 14, 1996

                           --------------------------

                                  $200,000,000

                        9-3/8% Senior Subordinated Notes

                                    due 2004


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         FIFTH SUPPLEMENTAL INDENTURE dated as of August 23, 1999, among
CHANCELLOR MEDIA CORPORATION OF LOS ANGELES, a Delaware corporation (the "Company"), the subsidiaries listed on Schedule I hereto (collectively, the "New Subsidiary Guarantors") and U.S. TRUST COMPANY OF TEXAS, N.A., a national banking association, as Trustee (the "Trustee").

         WHEREAS, Chancellor Radio Broadcasting Company ("CRBC") (which, prior to February 14, 1996, was known as Chancellor Broadcasting Company) and Chancellor Broadcasting Licensee Company have heretofore executed and delivered to the Trustee an Indenture dated as of February 14, 1996, as amended by that certain First Supplemental Indenture, dated as of February 14, 1996, by and among CRBC, the guarantors named therein and the Trustee, by that certain Second Supplemental Indenture, dated as of April 15, 1997, by and among CRBC, the guarantors named therein and the Trustee, by that certain Third Supplemental Indenture, dated as of September 5, 1997, by and among the Company, the guarantors named therein and the Trustee and by that certain Fourth Supplemental Indenture, dated as of October 28, 1997 by and among the Company, the guarantors named therein and the Trustee (as so amended, the "Indenture"), providing for the issuance of $200,000,000 aggregate principal amount of 9-3/8% Senior Subordinated Notes due 2004 (the "Notes"); and

         WHEREAS, pursuant to that certain Amended and Restated Agreement and Plan of Merger by and among Chancellor Broadcasting Company, CRBC, Evergreen Media Corporation, Evergreen Mezzanine Holdings Corporation and Evergreen Media Corporation of Los Angeles, dated as of February 19, 1997 and amended and restated as of July 31, 1997 (the "Merger Agreement"), among other things, (i) Chancellor Broadcasting Company merged with and into Evergreen Mezzanine Holdings Corporation (the "Parent Merger") and (ii) CRBC merged with and into Evergreen Media Corporation of Los Angeles (the "Subsidiary Merger"). Upon completion of the Parent Merger, Evergreen Media Corporation changed its name to Chancellor Media Corporation and Evergreen Mezzanine Holdings Corporation changed its name to Chancellor Mezzanine Holdings Corporation. Upon completion of the Subsidiary Merger, Evergreen Media Corporation of Los Angeles changed its name to Chancellor Media Corporation of Los Angeles; and

         WHEREAS, pursuant to that Third Supplemental Indenture dated as of September 5, 1997, the Company assumed the obligations under the Notes and the Indenture and the Company and the Trustee amended certain other terms of the Indenture; and

         WHEREAS, the Company, the New Subsidiary Guarantors and the Trustee desire by this Fifth Supplemental Indenture pursuant to and as contemplated by the provisions of the Indenture relating to the addition of guarantors, including Sections 4.19, 9.01 and 10A.03, to add the New Subsidiary Guarantors as guarantors pursuant to the terms of the Indenture; and

         WHEREAS, the execution and delivery of this Fifth Supplemental Indenture has been authorized by resolutions of the Boards of Directors of the Company, and each of the New Subsidiary Guarantors; and




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         WHEREAS, all conditions and requirements necessary to make this Fifth
Supplemental Indenture a valid, binding legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

         NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the others and for the equal and ratable benefit of the holders of the Notes, as follows:

                                   ARTICLE I.

                     ASSUMPTION OF OBLIGATIONS AS GUARANTOR

Section 1.01. Assumption. Each of the New Subsidiary Guarantors hereby expressly and unconditionally assumes each and every covenant, agreement and undertaking of a Guarantor in the Indenture as of the date of this Fifth Supplemental Indenture, and also hereby expressly and unconditionally assumes each and every covenant, agreement and undertaking of a Guarantor in each Note outstanding on the date of this Fifth Supplemental Indenture.

                                   ARTICLE II.

                            MISCELLANEOUS PROVISIONS

Section 2.01. Terms Defined. For all purposes of this Fifth Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Fifth Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

Section 2.02. Indenture. Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect.

Section 2.03. Governing Law. This FIFth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflict of laws.

Section 2.04. Successors. All agreements of the Company and the New Subsidiary Guarantors in this Fifth Supplemental Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Fifth Supplemental Indenture shall bind its successors.

Section 2.05. Duplicate Originals. All parties may sign any number of copies of this Fifth Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

Section 2.06. Severability. In case any one or more of the provisions in this Fifth Supplemental Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any


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reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 2.07. Trustee Disclaimer. The Trustee accepts the amendment of the Indenture effected by this Fifth Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company and the New Subsidiary Guarantors, or for or with respect to (i) the validity or sufficiency of this Fifth Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company and the New Subsidiary Guarantors by corporate action or otherwise, (iii) the due execution hereof by the Company and the New Subsidiary Guarantors or (iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

Section 2.08. Effectiveness. This Fifth Supplemental Indenture shall become effective, once executed, upon receipt by the Trustee of a certificate of an appropriate officer of the Company; and an opinion of Weil, Gotshal & Manges LLP, counsel to the Company, each of which shall be dated no earlier than the date hereof.



            (THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK)



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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the day and year written above.




                                         CHANCELLOR MEDIA CORPORATION
                                         OF LOS ANGELES, as Obligor

                                         /s/ William S. Banowsky, Jr.
                                         ---------------------------------------
                                         By:    William S. Banowsky, Jr.
                                         Title: Executive Vice President

Attest: /s/ Susan McGiffert
       ----------------------------

                                         On Behalf of Each of the New Subsidiary
                                         Guarantors Listed on Schedule I hereto


                                         /s/ William S. Banowsky, Jr.
                                         ---------------------------------------
                                         By:    William S. Banowsky, Jr.
                                         Title: Executive Vice President


Attest: /s/ Susan McGiffert
       ----------------------------
                                         U.S. TRUST COMPANY OF TEXAS, N.A.
                                         as Trustee

                                         /s/ John C. Stohlmann
                                         ---------------------------------------
                                         By:    John C. Stohlmann
                                         Title: Vice President

Attest: /s/ Melissa Scott
       ----------------------------





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                                   SCHEDULE I

                            NEW SUBSIDIARY GUARANTORS
                   (ALL NEW SUBSIDIARY GUARANTORS ARE DELAWARE
                  CORPORATIONS EXCEPT AS EXPRESSLY INDICATED)


The AMFM Radio Networks, Inc.
Chancellor Media Air Services Corporation
Chancellor Media Corporation of Michigan
Chancellor Media Corporation of New York
Chancellor Media Corporation of Ohio
Chancellor Media Martin Corporation
Chancellor Media MW Sign Corporation
Chancellor Media Nevada Sign Corporation
Chancellor Media Outdoor Corporation
Chancellor Media Radio Licenses, LLC (a Delaware limited liability company) Chancellor Media/Shamrock Radio Licenses, LLC (a Delaware limited liability company)
Chancellor Media Whiteco Outdoor Corporation
Cleveland Radio Licenses, LLC (a Delaware limited liability company) Dowling Company Incorporated (a Virginia corporation)
Hardin Development Corporation (a Florida corporation)
Martin Media, L.P. (a California limited partnership)
Outdoor Promotions West, LLC (a Delaware limited liability company)
Parsons Development Company (a Florida corporation)
Revolution Outdoor Advertising, Inc. (a Florida corporation)
Transit America Las Vegas, LLC (a Delaware limited liability company) Triumph Outdoor Holdings, LLC (a Delaware limited liability company) Triumph Outdoor Louisiana, LLC (a Delaware limited liability company) Triumph Outdoor Rhode Island, LLC (a Delaware limited liability company) Western Poster Service, Inc. (a Texas corporation)
Zebra Broadcasting Corporation (an Ohio corporation)




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